EXHIBIT 99.1


                                 Claus Stenbaek

                               lc, Cambridge Road
                             East Twickenham, TW12HN

                             Tel : -44-181-891 4450
                             Fax : -44-l8l-891 4451

Fax to:           Robert Dunne, Chairman of the Board
                  Saztec lnternational, Inc.

Fax no :          +1 508 262 9800

From:    Claus Stenbaek

Date:    04/06/97

Number of pages:  1 (including this page)

Dear Bob.

Please accept this facsimile as my formal resignation from the Board of Directors of Saztec International Inc. effective today. I will continue to have a strong interest in the development of the company and will follow your progress diligently, however it is my belief that the company is better served with a person geographically better positioned to serve the company than I currently am.

Tallard will be appointing a replacement to the Board of Saztec, and I am convinced that you will be delighted to welcome that person onboard.

I would welcome a formal confirmation of this resignation together with a release from Saztec.

Yours Sincerely ,





/s/ CLAUS STENBAEK
--------------------
Claus Stenbaek